UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 13, 2011

Avon Products, Inc.
(Exact name of registrant as specified in charter)

New York	1-4881	13-0544597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1345 Avenue of the Americas
New York, New York 10105-0196
(Address of principal executive offices) (Zip Code)
(212) 282-5000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 13, 2011, Avon Products, Inc. (the "Company") announced that in 2012 the Company will separate the roles of Chairman and Chief Executive Officer (“CEO”) and that Andrea Jung, Avon's Chairman and CEO, will be named Executive Chairman upon a new CEO joining the Company. A committee of the Board of Directors will work with Ms. Jung to undertake an external search for a CEO. Ms. Jung will continue to serve in her dual roles throughout the recruitment process and will work closely with the new CEO to assure a successful transition. In connection with the foregoing, the Company will enter into a two-year contract with Ms. Jung setting forth the role, responsibilities and compensation and benefits for the Executive Chairman position, which may be extended by mutual written agreement of the parties. The new two-year term of employment, together with the compensation and benefits for the Executive Chairman, will be effective upon the new CEO commencing employment with the Company. The Company expects to file a Form 8-K with the Securities and Exchange Commission later this week with respect to such contract.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVON PRODUCTS, INC.
(Registrant)

By	/s/ Kim K. W. Rucker
Name: Kim K. W. Rucker
Title: Senior Vice President, General Counsel,
Corporate Secretary & Chief Compliance Officer

Date: December 13, 2011

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